Exhibit 99.2

INVO Bioscience Announces Closing of $4.5 Million Public Offering

SARASOTA, Fla., Aug. 8, 2023 — INVO Bioscience, Inc. (Nasdaq:INVO) (“INVO” or the “Company”), a healthcare services fertility company focused on expanding access to advanced treatment worldwide with its INVOcell® medical device and the intravaginal culture (“IVC”) procedure it enables, today announced the closing of its public offering of 1,580,000 units, with each unit consisting of one share of common stock and two warrants, each to purchase one share of common stock. Each unit was sold at a public offering price of $2.85. The warrants are immediately exercisable at a price of $2.85 per share and will expire five years from the date of issuance. The shares of common stock and accompanying warrants were only purchasable together in this offering, but were issued separately and immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and other offering expenses, were approximately $4.5 million.

Maxim Group LLC acted as sole placement agent in connection with this offering.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-273174) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 3, 2023. The offering was made only by means of a prospectus which is a part of the Registration Statement. A copy of the final prospectus relating to this offering has been filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About INVO Bioscience

We are a healthcare services fertility company dedicated to expanding the assisted reproductive technology (“ART”) marketplace by making fertility care accessible and inclusive to people around the world. Our commercialization strategy is focused on the opening of dedicated “INVO Centers” offering the INVOcell® and IVC procedure (with three centers in North America now operational), the acquisition of US-based, profitable in vitro fertilization (“IVF”) clinics and the sale and distribution of our technology solution into existing fertility clinics. Our proprietary technology, INVOcell®, is a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate, and more affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: INVO Bioscience, Inc.